                                                                     Exhibit 4.1
                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2739697

                        THE COMMONWEALTH OF MASSACHUSETTS

                             MICHAEL JOSEPH CONNOLLY
                               SECRETARY OF STATE
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                        RESTATED ARTICLES OF ORGANIZATION

                     General Laws, Chapter 156B, Section 74

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

     We, Joseph F. Boston and Richard M. Harter                  , President and
                                                                        Clerk of

                             Aspen Technology, Inc.
--------------------------------------------------------------------------------
                              (Name of Corporation)

located at Ten Canal Park, Cambridge, MA 02141 do hereby certificate that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on October 5, 1994, by vote of (See Continuation Page 1) being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

     1. The name by which the corporation shall be known as: Aspen Technology, Inc.

     2. The purposes for which the corporation is formed are as follows: To design and market computer software programs, and in general to carry on any business permitted to corporations under Chapter 156B of the General Laws as now in effect or as hereafter amended, or any successor provision to such Chapter.

     3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                     WITHOUT PAR VALUE               WITH PAR VALUE
                     -----------------               --------------
CLASS OF STOCK       NUMBER OF SHARES    NUMBER OF SHARES           PAR VALUE
--------------       ----------------    ----------------           ---------
Preferred                                    10,000,000               $0.10
Common                                       15,000,000               $0.10

     *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

          The Corporation shall have authority to issue 25,000,000 shares of capital stock of which 15,000,000 shares shall be common stock in the amount as set forth below and 10,000,000 shares shall be preferred stock in the amount as set forth below:

          Classification                No. of shares             Par Value
          --------------                -------------             ---------
          Common Stock                   15,000,000                 $0.10
          Preferred Stock                10,000,000                 $0.10

          (See Continuation Page 2)

     *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows: None



     *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

          Meetings of the stockholders may be held anywhere within the United States. The directors may make, amend, or repeal the By-Laws, in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders. The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

          (See Continuation Page 3)

                               CONTINUATION PAGE 1

                        Restated Articles of Organization

                             Aspen Technology, Inc.



2,616,130 shares of Common Stock out of 2,830,197 shares outstanding,

5,000 shares of Class A Convertible Preferred Stock out of 5,000 shares outstanding,

101,986 shares of Class B Convertible Preferred Stock out of 101,986 shares outstanding, and

250,000 shares of Series C-1 Preferred Stock out of 250,000 shares outstanding.

                               CONTINUATION PAGE 2

                        Restated Articles of Organization

                             Aspen Technology, Inc.


The shares of preferred stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to establish and designate the different class or series, and to fix and determine preferences, voting powers, qualifications, and special or relative rights or privileges thereof and such designations as shall be stated in a vote or votes providing for the issue of such class or series adopted by the Board of Directors, which preferences, voting powers, qualifications, and special or relative rights or privileges need not be uniform among class or series. Any of the preferences, voting powers, qualification and special or relative rights or privileges of any such class or series of stock may be made dependent upon facts ascertainable outside the vote or votes providing for the issue or such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the preferences, voting powers, qualifications, and special or relative rights or privileges of such class or series of stock is clearly and expressly set forth in the vote or votes providing for the issue of such class or series adopted by the Board of Directors. Prior to the issuance of any shares of the class or series having terms so determined by the Board of Directors other than a reissue of shares as shares of the same class and series, the Corporation shall submit to the Secretary of State a certificate signed by the president or a Vice president and by the Clerk or an Assistant Clerk setting forth the text of the vote or votes of the Board of Directors determining the terms of the class or series or the number of votes and a certificate that such vote or votes were duly adopted by the Board of Directors.

                               CONTINUATION PAGE 3

                        Restated Articles of Organization

                             Aspen Technology, Inc.


No director shall be personally liable to the corporation or to any of its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required from time to time by applicable law, this provision shall not eliminate the liability of a director, to the extent such liability is provided by applicable law, (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (c) under Section 61 or Section 62 of the Business Corporation Law of the Commonwealth of Massachusetts, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

The number of directors shall be determined in accordance with the By-laws. The directors shall be divided into three classes by the Board, as nearly equal in number as may be, the term of office of those of the first class to expire at the first annual meeting of stockholders after their election, the term of office of those of the second class to expire at the second annual meeting of stockholders after their election, and the term of office of those of the third class to expire at the third annual meeting of stockholders after their election, all directors to serve until their successor are elected and qualified. At each annual election held thereafter, the directors to succeed those whose terms expire shall be elected for a term of office to expire at the third annual meeting of stockholders after their election and after their successors are elected and qualified.

     *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 3, 4 and 6
                                                               ----------------

                   Briefly describe amendments in space below:

A. ARTICLE III IS AMENDED TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK OF THE COMPANY.

B. ARTICLE IV IS AMENDED TO ELIMINATE THE CLASS A, CLASS B AND SERIES C-1 PREFERRED STOCK OF THE COMPANY.

C.   ARTICLE VI IS AMENDED TO PROVIDE FOR THE EXCULPATION OF DIRECTORS.


IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 1st day of November in the year 1994.

/s/ Joseph F. Boston                                                   President

/s/ Richard M. Harter                                                      Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

                              I hereby approve the within restated articles of
                         organization and, the filing fee in the amount of $14,245.00 having been paid, said articles are deemed to have been filed with me this 1st day of November, 1994.

                                                     /s/ Michael Joseph Connolly
                                                     MICHAEL JOSEPH CONNOLLY
                                                     Secretary of State




                         TO BE FILLED IN BY CORPORATION
            PHOTOCOPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

            TO:   Richard M. Harter, Esq.
                  Bingham, Dana & Gould
                  150 Federal Street
                  Boston, MA  02110

            Telephone    (617) 951-8415

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2739697

                        THE COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)



We,           Joseph F. Boston,                                      , President

and           Stephen J. Doyle                                , Assistant Clerk,

of            Aspen Technology, Inc.
--------------------------------------------------------------------------------
                           (Exact name of corporation)


located at: Ten Canal Park, Cambridge, MA 02141
--------------------------------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                             Article 3 and Article 4
--------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on December 16, 1996, by vote of:

5,241,622 shares of Common of 9,729,730 shares outstanding,

being at least a majority of each type, class or series outstanding and entitled to vote thereon.

          That Section 3 of the Corporation's Articles of Organization is hereby amended to read in its entirety as follows:

          3. The total number of shares and the par value, if any, of each class of capital stock which the corporation

                           (see continuation page 1)

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

------------------------------------- -------------------------------------------------
       WITHOUT PAR VALUE STOCKS                      WITH PAR VALUE STOCKS
------------------- ----------------- ---------------- ----------------- --------------
TYPE                NUMBER OF SHARES       TYPE        NUMBER OF SHARES     PAR VALUE
------------------- ----------------- ---------------- ----------------- --------------
Common:                               Common:          15,000,000           .10
------------------- ----------------- ---------------- ----------------- --------------

------------------- ----------------- ---------------- ----------------- --------------
Preferred:                            Preferred:       10,000,000           .10
------------------- ----------------- ---------------- ----------------- --------------

------------------- ----------------- ---------------- ----------------- --------------



Change the total authorized to:

------------------------------------- -------------------------------------------------
       WITHOUT PAR VALUE STOCKS                      WITH PAR VALUE STOCKS
------------------- ----------------- ---------------- ----------------- --------------
TYPE                NUMBER OF SHARES       TYPE        NUMBER OF SHARES     PAR VALUE
------------------- ----------------- ---------------- ----------------- --------------
Common:                               Common:          40,000,000           .10
------------------- ----------------- ---------------- ----------------- --------------

------------------- ----------------- ---------------- ----------------- --------------
Preferred:                            Preferred:       10,000,000           .10
------------------- ----------------- ---------------- ----------------- --------------

------------------- ----------------- ---------------- ----------------- --------------

                               CONTINUATION PAGE 1

     is authorized to issue as follows:

                                                          WITH PAR VALUE
             WITHOUT PAR VALUE
     CLASS OF STOCK    NUMBER OF SHARES          NUMBER OF SHARES   PAR VALUE
     Preferred                                   10,000,000         $0.10
     Common                                      40,000,000         $0.10


     That Section 4 of the Corporation's Articles of Organization is hereby amended to read in its entirety as follows:

4. If more than one class is authorized, a description of each of the different classes of stock, with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

     The Corporation shall have authority to issue 50,000,000 shares of capital stock of which 40,000,000 shares shall be Common Stock in the amount as set forth below and 10,000,000 shares shall be preferred stock in the amount set forth below:

     CLASSIFICATION             NO. OF SHARES             PAR VALUE
     Common Stock               40,000,000                $0.10
     Preferred Stock            10,000,000                $0.10

The shares of preferred stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to establish and designate the different class or series, and to fix and determine preferences, voting powers, qualifications, and special or relative rights or privileges thereof and such

                            (see continuation page 2)

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this 6th day of January, 1997.

/s/ Joseph F. Boston,                                                  President

/s/ Stephen J. Doyle,                                            Assistant Clerk

                               CONTINUATION PAGE 2

designations as shall be stated in a vote or votes providing for the issue of such class or series adopted by the Board of Directors, which preferences, voting powers, qualifications, and special or relative rights or privileges need not be uniform among class or series. Any of the preferences, voting powers, qualifications, and special or relative rights or privileges of any such class or series of stock may be made dependent upon facts ascertainable outside the vote or votes providing for the issue of such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the preferences, voting powers, qualifications, and special or relative rights or privileges of such class or series of stock is clearly and expressly set forth in the vote or votes providing for the issue of such class or series adopted by the Board of Directors. Prior to the issuance of any shares of the class or series having terms so determined by the Board of Directors other than a reissue of shares as shares of the same class and series, the Corporation shall submit to the Secretary of State a certificate signed by the President or a Vice President and by the Clerk or an Assistant Clerk setting forth the text of the vote or votes of the Board of Directors determining the terms of the class or series or the number of votes and a certificate that such vote or votes were duly adopted by the Board of Directors.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)



                    I hereby approve the within Articles of Amendment, and the filing fee in the amount of $25,100 having been paid, said article is deemed to have been filed with me this 6th day of January, 1997.



                    Effective date:




                                               /s/ William Francis Galvin

                                                 WILLIAM FRANCIS GALVIN
                                             Secretary of the Commonwealth


                                           TO BE FILLED IN BY CORPORATION
                                           Photocopy of document to be sent to:

                                           Aspen Technology, Inc.
                                           Ten Canal Park
                                           Cambridge, MA 02141
                                           Attn: Karen Hrynyszyn

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2739697

                        THE COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin
                          Secretary of the Commonwealth
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                  CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                          A SERIES OF A CLASS OF STOCK

                     General Laws, Chapter 156B, Section 26



We,           Joseph F. Boston,                                 , President, and

              Stephen J. Doyle                                        , Clerk of

                             Aspen Technology, Inc.
--------------------------------------------------------------------------------
                              (Name of Corporation)


located at Ten Canal Park, Cambridge, MA 02141 do hereby certify that at a meeting of the directors of the corporation held on October 9, 1997, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

See Continuation Sheet 2A attached hereto.

                              CONTINUATION SHEET 2A

                             ASPEN TECHNOLOGY, INC.

VOTED: That the Corporation designate and establish 400,000 shares of its authorized but unissued Preferred Stock as its Series A Participating Cumulative Preferred Stock, par value $.10 per share (the "Series A Preferred Stock"); that the rights, preferences, privileges, limitations and restrictions that shall be applicable to the shares of Series A Preferred Stock, set forth in their entirety in EXHIBIT B attached hereto, be, and they hereby are, approved; and that the President or any Vice President and the Clerk or any Assistant Clerk of the Corporation be, and they hereby are, authorized to execute a Certificate of Vote of Directors Establishing a Series of a Class of Stock (the "Certificate of Vote of Directors") setting forth such rights, preferences, privileges, limitations and restrictions of the Series A Preferred Stock in the name of the Corporation, and to file the Certificate of Vote of Directors with the Secretary of State of The Commonwealth of Massachusetts and such other governmental authorities as may be required by law.

                                                                       EXHIBIT B

                                TERMS OF SERIES A
                            PARTICIPATING CUMULATIVE
                               PREFERRED STOCK OF
                             ASPEN TECHNOLOGY, INC.


     SECTION 1. DESIGNATION AND NUMBER OF SHARES. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), par value $.10 per share. The number of shares initially constituting the Series A Preferred Stock shall be 400,000; PROVIDED, HOWEVER, that, if more than a total of 400,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of October 9, 1997, between the Corporation and American Stock Transfer and Trust Company, a limited power banking trust company licensed by the New York State Banking Authority, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 26 of the Business Corporation Law of The Commonwealth of Massachusetts, shall direct by vote or votes that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 26 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Organization then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

     SECTION 2. DIVIDENDS OR DISTRIBUTIONS. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $1.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 100; PROVIDED, HOWEVER, that if at any time after October 9, 1997, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and PROVIDED FURTHER, that, if at any time after October 9, 1997, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Series A Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

     (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock(other than a dividend or distribution solely in shares of Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; PROVIDED, HOWEVER, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

     (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

     SECTION 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

     (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

     (c) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this
Section 3.

     (d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

     SECTION 4. CERTAIN RESTRICTIONS. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; PROVIDED that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     SECTION 5. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $10.00 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     SECTION 6. CONSOLIDATION, MERGER, ETC.. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this
Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

     SECTION 7. NO REDEMPTION; NO SINKING FUND. (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; PROVIDED, HOWEVER, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

     (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

     SECTION 8. RANKING. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

     SECTION 9. FRACTIONAL SHARES. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth (1/100th) of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; PROVIDED that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

     SECTION 10. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of Section 2 of Article IV of the Articles of Incorporation.

     SECTION 11. AMENDMENT. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Certificate of Incorporation shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class; PROVIDED, HOWEVER, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.

                                    * * * * *

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 9th day of October in the year 1997.


/s/ Joseph F. Boston                                                 , President

/s/ Stephen J. Doyle                                                     , Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS


                  Certificate of Vote of Directors Establishing

                          A Series of a Class of Stock

                    (General Laws, Chapter 156B, Section 26)


                              I hereby approve the within certificate and, the
                         filing fee in the amount of $100.00 having been paid, said certificate is hereby filed this 10th day of October, 1997.





                                               /s/ William Francis Galvin

                                                WILLIAM FRANCIS GALVIN
                                            Secretary of the Commonwealth
                                                 Corporations Division
                                     One Ashburton Place, Boston, MA  02108-1512



                         TO BE FILLED IN BY CORPORATION

                      PHOTO COPY OF CERTIFICATE TO BE SENT

                      TO:       Stephen J. Doyle, Esq.
                                General Counsel
                                Aspen Technology, Inc.
                                Ten Canal Park
                                Cambridge, Massachusetts 02141
                      Telephone (617) 557-0100